Schedule A

For Ministry Use Only
*À l'usage exclusif du ministère*

Ontario Corporation Number
*Numéro de la société en Ontario*

210862

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises

Ontario

**CERTIFICATE**
This is to certify that these articles are effective on

**CERTIFICAT**
Ceci certifie que les présents status entrent en vigueur le

**OCTOBER 1 5 OCTOBRE, 2003**

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3 Business Corporations Act

*Formule 3 Loi sur les sociétés par actions*

## ARTICLES OF AMENDMENT
## *STATUTS DE MODIFICATION*

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
*Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :*

DE JOUR ENTERPRISES LTD.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
*Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :*

3. Date of incorporation/amalgamation:
*Date de la constitution ou de la fusion :*

1968/03/29

(Year, Month, Day)
*(année, mois, jour)*

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
**Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.**

Number of directors is/are: or minimum and maximum number of directors is/are:
*Nombre d'administrateurs :* ou *nombres minimum et maximum d'administrateurs :*

Number or minimum and maximum
Nombre ou *minimum et maximum*

5. The articles of the corporation are amended as follows:
*Les statuts de la société sont modifiés de la façon suivante :*

1. all of the issued and outstanding common shares of the Company be consolidated on the basis of one (1) new post-consolidated common share for every three (3) pre-consolidated common shares.

07119 (03/2003)

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act.*
*La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la* Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
*Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le* June 6, 2003

(Year, Month, Day)
*(année, mois, jour)*

These articles are signed in duplicate.
*Les présents statuts sont signés en double exemplaire.*

DEJOUR ENTERPRISES LTD.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
*(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle)*

By/
*Par :*

(Signature)
*(Signature)*

Jay Sujir, Secretary
**(Description of Office)**
***(Fonction)***

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

210862

1.

Ministry of Consumer and Business Services
Ontario

Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

OCTOBER 3 0 OCTOBRE, 2001

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

## ARTICLES OF AMENDMENT
## STATUTS DE MODIFICATION

1. The name of the corporation is: / Dénomination sociale de la société:

DEJOUR MINES LIMITED

2. The name of the corporation is changed to (if applicable): / Nouvelle dénomination sociale de la société (s'il y a lieu):

DEJOUR ENTERPRISES LTD.

3. Date of incorporation/amalgamation: / Date de la constitution ou de la fusion:

1968/03/29

(Year, Month, Day)
(année, mois, jour)

4. The articles of the corporation are amended as follows: / Les statuts de la société sont modifiés de la façon suivante.

1. paragraph 1 be altered to state that:
   The name of the Company is "Dejour Enterprises Ltd.".

2. all of the issued and outstanding common shares of the Company be consolidated on the basis of one (1) new post-consolidated common share for every fifteen (15) pre-consolidated common shares.

DYE & DURHAM
FORM 3 (B.C.A.)
07/96

CBR 173

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

*La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.*

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on 2001/09/21

*Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le*

(Year, Month, Day)
*(année, mois, jour)*

These articles are signed in duplicate.

*Les présents status sont signés en double exemplaire.*

DEJOUR MINES LIMITED

(Name of Corporation)
*(Dénomination sociale de la société)*

By:/*Par:*

(Signature)
*(Signature)*

(Description of Office)
*(Fonction)*

Jay Sujir, Secretary

Ontario

Ministry of Consumer and Commercial Relations

Ministère de la Consommation et du Commerce

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la compagnie en Ontario

210862

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JUNE 19 JUIN, 1985

Controller of Records
Companies Branch

Contrôleur des Dossiers
Direction des Compagnies

TRANS CODE
C

Form 3
Business Corporations Act, 1982

Formule numéro 3
Loi de 1982 sur les compagnies

# ARTICLES OF AMENDMENT
## *STATUTS DE MODIFICATION*

1. The present name of the corporation is: / *Dénomination sociale actuelle de la compagnie:*

DEJOUR MINES LIMITED

2. The name of the corporation is changed to (if applicable): / *Nouvelle dénomination sociale de la compagnie (s'il y a lieu):*

3. Date of incorporation/amalgamation: / *Date de la constitution ou de la fusion:*

29, March, 1968
(Day, Month, Year)
(jour, mois, année)

4. The articles of the corporation are amended as follows: / *Les statuts de la compagnie sont modifiés de la façon suivante:*

1. The articles of the Corporation shall be amended to:

(i) increase the authorized capital of the Corporation by creating:

(a) an unlimited number of common shares without nominal or par value;

(b) an unlimited number of special shares without nominal or par value to be designated as "First Preferred Shares";

(c) an unlimited number of special shares without nominal or par value to be designated as "Second Preferred Shares";

so that the authorized capital of the Corporation shall consist of an unlimited number of special shares without nominal or par value to be designated as "First Preferred Shares", an unlimited number of

DYE & DURHAM

special shares without nominal or par value to be designated as "Second Preferred Shares", and an unlimited number of common shares without par value;

(ii) change the rights, privileges, restrictions and conditions attached to the First Preferred Shares by deleting the reference therein to the following:

"(a) **Designation**

The 5,000,000 special shares without par value are designated as "First Preferred Shares."

and substituting therefor the following:

"(a) **Designation**

The unlimited special shares without par value are designated as First Preferred Shares.";

(iii) change the rights, privileges, restrictions and conditions attached to the Second Preferred Shares by:

(a) deleting the reference therein to the following:

"(a) **Designation**

The 5,000,000 special shares with a par value of $1.00, each are designated as Second Preferred Shares."

and by substituting the following:

"(a) **Designation**

The unlimited special shares without par value are designated as Second Preferred Shares."; and

(iv) include the following additional provisions:

"3. The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

(a) Dividends

Subject to the prior rights of the holders of the special shares, the holders of the common shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare.

(b) Dissolution

Subject to the prior rights of the holders of the special shares, the holders of the common shares shall have the right on liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of its assets among its shareholders for the purpose of winding-up its affairs to receive the remaining assets of the Corporation.

(c) Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares, and to vote at any such meeting on the basis of one vote for each common share held."

(v) delete all of the objects of the Corporation;

(vi) delete the words "Head Office" and substitute therefor the words "registered office";

(vii) include the following additional provision:

"The minimum number of directors shall be 3 and the maximum number of directors shall be 15";

(viii) include the following additional provisions:

"The directors of the Corporation may, without authorization of the sharehc'ders,

(a) borrow money upon the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations (including, without limitation, bonds, debentures, notes or other similar obligations, whether secured or unsecured) of the Corporation;

210862
2

(c) subject to the provisions of the Business Corporations Act, 1982 (Ontario), and any amendment thereof or substitution therefor, give or guarantee on behalf of the Corporation to secure performance of any obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation;

and the directors of the Corporation may by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer of the Corporation";

(ix) delete the words "designation, preferences, rights, conditions, restrictions, limitations and prohibitions" and to substitute therefor the words "rights, privileges, restrictions and conditions"; and

(x) substitute for the reference to "with a par value of $1.00" the words "without nominal or par value".

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

*La modification a été dûment autorisée conformément à l'article 167 et, s'il y a lieu, à l'article 169 de la Loi sur les compagnies.*

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

*Les actionnaires ou les administrateurs (le cas échéant) de la compagnie ont approuvé la résolution autorisant la modification*

19, June, 1985
(Day, Month, Year)
*(jour, mois, année)*

These articles are signed in duplicate.

*Les présents statuts sont signés en double exemplaire.*

Dejour Mines Limited
(Name of Corporation)
*(Dénomination sociale de la compagnie)*

By/Par: [signature] Director
(Signature) (Description of Office)
*(Signature) (Fonction)*

FOR MINISTRY USE ONLY

ONTARIO CORPORATION NUMBER

210862

Ontario Ministry of Consumer and Commercial Relations **CERTIFICATE**

THIS IS TO CERTIFY THAT THESE ARTICLES ARE EFFECTIVE ON

July 8, 1982

CONTROLLER OF RECORDS
COMPANIES SERVICES BRANCH

1.

Trans. Code
C
18

FORM 4
THE BUSINESS CORPORATIONS ACT

## ARTICLES OF AMENDMENT

*1. THE NAME OF THE CORPORATION IS*

DEJOUR MINES LIMITED

*2. DATE OF INCORPORATION* ~~[illegible]~~ March 29, 1968
(DAY, MONTH AND YEAR)

*3. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:*

"RESOLVED as a Special Resolution of Dejour Mines Limited (hereinafter called the "Corporation") that:

1. The authorized capital of the Corporation be increased by creating:

(a) 5,000,000 special shares without par value;

(b) 5,000,000 special shares with a par value of $1.00 each; and

(c) 2,000,000 common shares without par value, which shall rank on a parity with the presently authorized 8,000,000 common shares;

so that the authorized capital of the Corporation shall consist of 5,000,000 special shares without par value, 5,000,000 special shares with a par value of $1.00 each, and 10,000,000 common shares without par value.

040844 08/07/82001
61123 $50.00
CHECK $50.00

2. The designations, preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the special shares are:

**A. First Preferred Shares**

**(a) Designation**

The 5,000,000 special shares without par value are designated as "First Preferred Shares".

**(b) Directors' Right to Issue First Preferred Shares in One or More Series**

The Directors of the Corporation may at any time and from time to time issue First Preferred Shares in one or more series, each series (a) being entitled to dividends (if any) at such rate or rates, in such amount or amounts, determined in such manner and with such dates of payment; (b) being redeemable (if at all) at such time or times, at such price or prices and on such terms and conditions; (c) being entitled to such sinking or other retirement fund or funds (if any); (d) being subject to such purchase provision (if any) by the Corporation; (e) having such designation; (f) having such conversion rights (if any); and (g) having such other preferences, rights, conditions, restrictions, limitations and prohibitions attaching thereto, all as shall be determined by resolution of the Directors passed prior to the issue thereof and each First Preferred Share shall be entitled to such voting rights or such restrictions, conditions, limitations or prohibitions on the right to vote (if any) as are determined by resolution of the Directors with respect to each share of the first series of First Preferred Shares prior to the issue of any share of such first series. All First Preferred Shares of every series shall have attached thereto provisions as follows:

**Dividend and Distribution Preference with respect to First Preferred Shares**

First Preferred Shares shall be entitled to preference over the Second Preferred Shares and the Common Shares and over any other shares in the capital of the Corporation ranking junior to First Preferred Shares with respect to any payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

**Parity of Each Series of First Preferred Shares as to Dividends and Distribution**

First Preferred Shares of each series shall rank on a parity with First Preferred Shares of every other series with respect to priority in payment of dividends and in the

distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and when any fixed cumulative dividends or amounts payable on a repayment of capital are not paid in full, First Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations (if any) in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full and on any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full.

**Amendment with Approval of Holders of First Preferred Shares**

Any amendment to the articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to First Preferred Shares or to create preferred shares ranking in priority to or on a parity with First Preferred Shares, in addition to the authorization by a special resolution, may be confirmed by at least 66 2/3% of the votes cast at a meeting of the holders of First Preferred Shares duly called for that purpose.

The formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

**B. Second Preferred Shares**

**(a) Designation**

The 5,000,000 special shares with a par value of $1.00 each are designated as "Second Preferred Shares".

**(b) Directors' Rights to Issue Second Preferred Shares in One or More Series**

The Directors of the Corporation may at any time and from time to time issue Second Preferred Shares in one or more series, each series (a) being entitled to dividends (if any) at such rate or rates, in such amount or amounts, determined in such manner and with such dates of payment; (b) being redeemable (if at all) at such time or times, at such price or prices and on such terms and conditions; (c) being entitled to such sinking or other retirement fund or funds (if any); (d) being subject to such purchase provision (if any) by the Corporation; (e) having such designation; (f) having such

conversion rights (if any), and (g) having such other preferences, rights, conditions, restrictions, limitations and prohibitions attaching thereto, all as shall be determined by resolution of the Directors passed prior to the issue thereof and each Second Preferred Share shall be entitled to such voting rights or such restrictions, conditions, limitations or prohibitions on the right to vote (if any) as are determined by resolution of the Directors with respect to each share of the first series of Second Preferred Shares prior to the issue of any share of such first series. All Second Preferred Shares of every series shall have attached thereto provisions as follows:

**Dividend and Distribution Preference with respect to Second Preferred Shares**

Second Preferred Shares shall be subject to the prior preferences, rights and conditions attaching to the First Preferred Shares but entitled to preference over the Common Shares and over any other shares in the capital of the Corporation ranking junior to Second Preferred Shares with respect to the payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

**Parity of Each Series of Second Preferred Shares as to Dividends and Distribution**

Second Preferred Shares of each series shall rank on a parity with Second Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and when any fixed cumulative dividends or amounts payable on a repayment of capital are not paid in full Second Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations (if any) in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full and on any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full.

**Amendment with Approval of Holders of Second Preferred Shares**

Any amendment to the articles of the Corporation to delete or vary any preference, right, condition, restriction,

210862

limitation, or prohibition attaching to Second Preferred Shares or to create preferred shares ranking in priority to or on a parity with Second Preferred Shares, in addition to the authorization by a special resolution, may be confirmed by at least 66 2/3% of the votes cast at a meeting of the holders of Second Preferred Shares duly called for that purpose.

The formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

3. The proper officers of the Corporation be and they are hereby authorized and directed forthwith to execute under the seal of the Corporation and deliver to the Minister of Consumer and Commercial Relations Articles of Amendment as required by the Business Corporations Act for the purpose of bringing this resolution into effect."

4. *THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, XXXXX XX (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.*

5. *THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON* June 10, 1982.

6. *THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.*

CERTIFIED

DEJOUR MINES LIMITED
(NAME OF CORPORATION)

(CORPORATE SEAL)

BY [signature]
(SIGNATURE) President (DESCRIPTION OF OFFICE)

[signature]
(SIGNATURE) Vice-President (DESCRIPTION OF OFFICE)

Ministry of
Consumer and
Commercial
Relations

Ontario Corporation
Number

210862

# Certificate of Amendment of Articles

This is to certify that

**DEJOUR MINES LIMITED**

incorporated or amalgamated on **March 29, 1968**

has, under section 190 of The Business Corporations Act, delivered the attached Articles of Amendment.

These Articles of Amendment are effective on

**June 13, 1979.**

**Controller of Records**

Companies Division

FORM 4
THE BUSINESS
CORPORATIONS
ACT

FILED

JUN 13 1979

MINISTRY OF
CONSUMER AND
COMMERCIAL RELATIONS

# ARTICLES OF AMENDMENT

OF

DEJOUR MINES LIMITED
(NAME OF CORPORATION)

INCORPORATED ON March 29, 1968
(DATE OF INCORPORATION)

1. *THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION.*

Resolved as a special resolution that the articles of the corporation are hereby amended to increase the authorized capital of the Company by creating an additional four million (4,000,000) shares without par value ranking on a parity with the existing four million (4,000,000) shares of the Company; provided, however, that the aggregate consideration for the issue of the eight million (8,000,000) shares shall not exceed in amount or value the sum of eight million dollars ($8,000,000) or such greater amount as the Board of Directors of the Company determines, provided that such resolution shall not be effective until a certified copy thereof has been filed with the Minister, all prescribed fees have been paid and the Minister has so certified.

2. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

3. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON June 1, 1979

4. THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.

CERTIFIED

DEJOUR MINES LIMITED
(NAME OF CORPORATION)

BY: (SIGNATURE) (DESCRIPTION OF OFFICE)
President

(CORPORATE SEAL)

(SIGNATURE) (DESCRIPTION OF OFFICE)
Secretary

Ministry of
Consumer and
Commercial
Relations

# Certificate of Amendment of Articles

This is to certify that

DEJOUR MINES LIMITED

incorporated or amalgamated on March 29, 1968

has, under section 190 of The Business Corporations Act, delivered the attached Articles of Amendment.

These Articles of Amendment are effective on

September 18, 1975.

Controller of Records

Companies Division

File Number 210862

BCA-4

07108

FORM 4
THE BUSINESS CORPORATIONS ACT

FILED

Sep 18 1975

MINISTRY OF CONSUMER AND COMMERCIAL RELATIONS

# ARTICLES OF AMENDMENT

OF

DEJOUR MINES LIMITED

(NAME OF CORPORATION)

INCORPORATED ON March 29, 1968.

(DATE OF INCORPORATION)

1. *THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:*

"RESOLVED that the articles of the Company be and they are hereby amended to increase the authorized capital of the Company by creating an additional one million (1,000,000) shares without par value ranking on a parity with the existing three million (3,000,000) shares of the Company; provided, however, that the aggregate consideration for the issue of the four million (4,000,000) shares shall not exceed in amount or value the sum of four million dollars ($4,000,000) or such greater amount as the board of directors of the Company determines, provided that such resolution shall not be effective until a certified copy thereof has been filed with the Minister, all prescribed fees have been paid and the Minister has so certified".

2. THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

3. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON September 4, 1975.

4. THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.

CERTIFIED

DÉJOUR MINES LIMITED
(NAME OF CORPORATION)

BY:
(SIGNATURE) (DESCRIPTION OF OFFICE)
President

(CORPORATE SEAL)

(SIGNATURE) (DESCRIPTION OF OFFICE)
Secretary

P R O V I N C E   O F   O N T A R I O

BY THE HONOURABLE

R O B E R T   W E L C H,

PROVINCIAL SECRETARY AND MINISTER OF CITIZENSHIP

TO ALL TO WHOM THESE PRESENTS SHALL COME

G R E E T I N G

W H E R E A S The Corporations Act provides that with the exceptions therein contained the Lieutenant Governor may in his discretion, by Letters Patent, issue a Charter to any number of persons, not fewer than three, of twenty-one or more years of age, who apply therefor, constituting them and any others who become shareholders or members of the corporation thereby created a corporation for any of the objects to which the authority of the Legislature extends;

AND WHEREAS by the said Act it is further provided that the Provincial Secretary may in his discretion and under the Seal of his office have, use, exercise and enjoy any power, right or authority conferred by the said Act on the Lieutenant Governor;

AND WHEREAS by their Application in that behalf the persons herein named have applied for the issue of a Charter constituting them a corporation for the due carrying out of the undertaking hereinafter set forth;

AND WHEREAS it has been made to appear that the said persons have complied with the conditions precedent to the issue of the desired Charter and that the said undertaking is within the scope of the said Act;

AND WHEREAS by The Department of the Provincial Secretary and Citizenship Act, 1960-61 it is provided that the Provincial Secretary and Minister of Citizenship may exercise the powers that were conferred on the Provincial Secretary at the time the said Act came into force;

N O W  T H E R E F O R E  K N O W  Y E that under the authority of the hereinbefore in part recited Acts I DO BY THESE LETTERS PATENT issue a Charter to the Persons hereinafter named, that is to say: E d w a r d  A l e x a n d e r  [illegible],

D a v i d  G e o r g e  C h i l d  M e n s e l and

D o n a l d  J o h n  S t e a C u e n, Solicitors, and

P h i l i p  C a m e r o n  U p s h a l l, Student-at-Law,

all of the City of Toronto, in the County of York and Province of Ontario; and B e n j a m i n  J o h n  H u t s e l, of the Borough of Etobicoke, in the said County of York, Solicitor; constituting them and any others who become shareholders of the Company hereby created a company under the name of

DEJOUR MINES LIMITED

for the following objects, that is to say:

TO prospect and explore for mines and minerals and to carry on the business of mining and manufacturing in all its branches;

THE AUTHORIZED CAPITAL of the Company to be divided into Three Million (3,000,000) shares without par value; provided that the shares shall not be issued for a consideration exceeding in amount or value the sum of One Million Five Hundred Thousand dollars ($1,500,000) or such greater amount as the board of directors of the Company deems expedient on payment to the Treasurer of Ontario of the fees payable on such greater amount and on the issuance by the Provincial Secretary of a certificate of such payment;

THE HEAD OFFICE of the Company to be situate in The Municipality of Metropolitan Toronto, in the said County of York; and

THE FIRST DIRECTORS of the Company to be Edward Alexander Tory, David George Child Mensel, Benjamin John Butzel, Donald John Steedman and Philip Cameron Upshall, hereinbefore mentioned;

AND IT IS HEREBY ORDAINED AND DECLARED that the directors may pass by-laws,

(a) for borrowing money on the credit of the Company; or

(b) for issuing, selling or pledging securities of the Company; or

(c) for charging, mortgaging, hypothecating or pledging all or any of the real or personal property of the Company, both present and future, including book debts and unpaid calls, rights, powers, franchises and undertaking, to secure any securities or any money borrowed, or other debt, or any other obligation or liability of the Company;

but no by-law for any of the purposes hereinbefore mentioned shall be effective until it has been confirmed by at least

two-thirds (2/3) of the votes cast at a general meeting of shareholders duly called for considering it.

GIVEN under my hand and Seal of office at the City of Toronto in the said Province of Ontario this [illegible] day of March in the year of Our Lord one thousand nine hundred and sixty-eight.

Robert Welch

Provincial Secretary and
Minister of Citizenship

two-thirds (2/3) of the votes cast at a special [illegible]
of shareholders duly called for considering it.

March 29, 1968

[illegible] LIMITED

E. F. [illegible]
[illegible]

GIVEN under my hand and Seal of office at the City of Toronto in the said Province of Ontario this [illegible] day of March in the year of Our Lord one thousand nine hundred and sixty-eight.

Robert Welch

Provincial Secretary and
Minister of Citizenship

Schedule B

**BY-LAW NUMBER A**

A by-law relating generally to the transaction of the business and affairs of DEJOUR MINES LIMITED

(hereinafter called the "Corporation")

**PART 1**

**DIRECTORS**

1.01 Any two directors or the president or the chairman of the board may call, or may instruct the secretary or the assistant-secretary to call, a meeting of the board by notice given to each of the directors (except for the person or persons giving the notice, if a director or directors), such notice to be given

(a) by sending it by mail not later than five days before the date of the meeting, or

(b) by delivering it not later than 48 hours before the time of the meeting, or

(c) by sending it by telex, telegram or any other means of prepaid transmitted or recorded communication not later than 48 hours before the time of the meeting.

A notice of a meeting of the board need not specify the purpose of or the business to be transacted at the meeting except where the Act requires the purpose or business or general nature thereof to be specified.

1.02 If a quorum is present, a meeting of the board may be held without notice on the same day and following a meeting of shareholders at which it is elected.

1.03 Any meeting of the board may be held without notice if a quorum thereof is present and those present consent to the transaction of business and those absent, if any, either before or after the meeting waive in writing notice of the meeting.

1.04 A meeting of the board may be held at any place within or outside Ontario, and it shall not be necessary for a majority of the meetings of the board in any financial year to be held at any place within Canada.

1.05 In the case of a director appointed to fill a vacancy on the board no notice of the meeting at which he is appointed shall be required to be given to that director.

1.06 At all meetings of the board, a quorum shall be the greatest of:

(a) two,

(b) two-fifths of the minimum number of directors provided for in the articles, and

(c) if the number determined in (b) above is not a whole number, the smallest whole number that exceeds such number.

1.07 The chairman of any meeting of the board shall be the chairman of the board if he is present at, and consents to preside as chairman of, the meeting, failing whom the president, if he is present and consents, shall preside as chairman failing whom, the directors present shall choose one of their number to be chairman of the meeting.

1.08 At all meetings of the board each director shall have one vote and upon an equal division the chairman of the meeting shall have a second or casting vote. Questions arising at meetings of the board shall be decided by a majority vote.

1.09 The office of a director shall be ipso facto vacated:

(a) when so provided in the Act, or

(b) if he ceases to be a resident Canadian, if as a result thereof the majority of directors on the board would not be resident Canadians.

1.10 Subject to the Act, the board may appoint from its number a committee of directors and delegate to such committee any of the powers of the board.

## PART 2

## OFFICERS

2.01 The officers shall be a chairman of the board, a president and a secretary and such other officers, if any, as the board in its discretion shall from time to time appoint.

2.02 The chairman of the board shall be elected by the board from its members and shall assist the president in general supervision of the exploration activities and programs of the corporation.

2.03 Except as may otherwise from time to time be specified by the board, the president shall be the chief executive officer and shall have general supervision of all activities of the corporation and of all other officers (except the chairman of the board) and their duties.

2.04 In the absence of an agreement to the contrary, all offices shall be held during the pleasure of the board, all officers shall be subject to removal for or without cause by the board, and an officer may resign his office at any time by giving notice to the corporation. Subject thereto, an officer shall continue in office until, but shall cease to hold office when, his successor is elected or appointed.

2.05 Subject to such limitations as the board may from time to time impose and to the provisions of the Act, an officer shall have all the powers and authority, and shall perform all the duties, usually incident to the office he holds and shall perform such other duties as may from time to time be specified for the holder of such office by the board.

## PART 3

## MEETINGS OF SHAREHOLDERS

3.01 At any meeting of shareholders two individuals present in person each of whom is a shareholder or a proxyholder entitled to vote at such meeting shall constitute a quorum for the appointment of the chairman, the adjournment of the meeting and for all other purposes.

3.02 The chairman of the board shall be the chairman of any meeting of shareholders if he is present at such meeting and if he consents to preside as the chairman, failing whom the president, if he is present and consents, shall preside as chairman, failing whom the shareholders and the proxyholders entitled to vote who are present shall choose the chairman.

3.03 The chairman of any meeting of shareholders shall have a second or casting vote in case of an equal division, both on a show of hands and on a ballot. Unless the chairman shall direct a ballot, or a ballot shall be demanded by a shareholder or proxyholder entitled to vote at the meeting, any motion submitted shall be voted upon by show of hands. The chairman may direct a ballot, or any shareholder or proxyholder may demand a ballot, either before or after any vote by show of hands. If a ballot is taken on any motion, a prior vote on such motion by show of hands shall have no effect. Save as may from time to time otherwise provided by the Act or the articles in respect of the shares of any particular class or in respect of a vote upon a particular motion, upon a show of hands each shareholder present in person shall have one vote (a duly appointed proxyholder who is not himself a shareholder being for such purposes treated as a shareholder present in person) and upon a ballot each shareholder present in person or by proxy shall have one vote for each share held by such shareholder.

3.04 Whenever a vote by show of hands is taken upon a motion, unless a ballot thereon is directed or demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairman of the meeting declared the motion carried or carried by a particular majority or not carried shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

## PART 4

## SHARE CERTIFICATES

4.01 Share certificates shall be in such form as the board may approve or the corporation adopt.

4.02 Following production to the corporation or to a transfer agent or branch transfer agent of the corporation of any share certificate which has become

defaced, the president or the secretary of the board may order its cancellation and the issuance of a replacement certificate.

## PART 5

## DIVIDENDS

5.01 Dividends shall be payable from time to time only to the extent and as and when and in the manner the board, in its discretion, shall from time to time determine.

5.02 A dividend payable in cash shall, as regards each registered shareholder entitled thereto, be paid by cheque drawn to the order of such holder and mailed by ordinary or air mail, postage prepaid, to such holder (unless such holder otherwise directs in writing) at his address as recorded on the books of the corporation. In the case of joint holders, the cheque shall be made payable to the order of all such joint holders and if more than one address is recorded on the books of the corporation in respect of such joint holdings, the cheque shall (unless such joint holders otherwise direct in writing) be mailed to the first address to recorded. The mailing of a cheque as aforesaid shall satisfy and discharge all liability for the applicable dividend to the extent of the sum represented by such cheque plus the amount of any tax which the corporation is required to and does withhold, unless such cheque is not paid on due presentation. In the event of non-receipt of any dividend cheque by the person to whom it is sent aforesaid, the corporation shall issue or cause to be issued a replacement cheque for a like amount upon such terms as to indemnity and evidence of non-receipt as the present or the board may from time to time prescribe.

5.03 For as long as the board acts in good faith the board may, in declaring and paying dividends, conclusively rely on the latest audited financial statements of the corporation as long as the balance sheet forming part thereof is as of a date not more than fifteen months prior to the declaration or payment in question.

## PART 6

## EXECUTION OF DOCUMENTS

6.01 All writings (except writings made in the ordinary course of the corporation's business) requiring the signature of the corporation shall be signed:

(a) by such person or persons as shall have been appointed to sign the same by resolution of the board applying either to specific writings or to writings generally; or

(b) by the chairman of the board, the president, a vice-president, the secretary or the assistant-secretary together with a director, the president (if he has already not signed), a vice-president (if he has already not signed), the secretary (if he has already not signed), the treasurer, the controller, an assistant-secretary or an assistant-treasurer;

and when so signed shall without more be binding upon the corporation.

## PART 7

## WITHHOLDING INFORMATION FROM SHAREHOLDERS

7.01 Except as may be required by the Act, no shareholder shall be entitled by virtue of being a shareholder to discovery of any information or records respecting the corporation or its business except when authorized by the board.

## PART 8

## PROTECTION AND INDEMNITY OF DIRECTORS, OFFICERS AND OTHERS

8.01 Subject to compliance with the Act to the extent to which the same shall apply, no director shall be disqualified by his office or by reason of holding any other office, or place of profit under, the corporation or any body corporate in which the corporation shall be a shareholder or otherwise interested from entering into any contract, transaction or arrangement with the corporation either as vendor, purchaser or otherwise or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the corporation; nor shall any such contract, transaction or arrangement be thereby avoided; nor shall any directors be liable to account to the corporation for any profit arising from any such office or place or profit or realized by any such contract, transaction or arrangement. Subject to compliance with the Act to the extent to which the same shall apply, no director shall be obligated to make any declaration or disclosure of interest or refrain from voting.

8.02 Subject to the Act, no director or officer shall be liable for: the acts, receipts, neglects or defaults of any other person; joining in any receipt or act for conformity; any loss, damage or expense happening to the corporation through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the corporation; the insufficiency or deficiency of any security in or upon which any moneys of the corporation are invested; any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other properties of the corporation are lodged or deposited; or any loss, damage or misfortune whatever which may arise out of the execution of the duties of his office or relation thereto.

8.03 Subject to the Act, any contract entered into or action taken or omitted by or on behalf of the corporation shall, if approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of all the shareholders.

8.04 The corporation shall, whenever required or permitted by the Act or otherwise by law, indemnify each director, each officer, each former director, each former officer and each person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by

reason of being or having been a director or officer of the corporation or such body corporate.

8.05 The foregoing provisions of this Part 8 shall be in amplification of and in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred upon any director, officer or other person by any statute, law, matter or thing whatsoever.

## PART 9

## NOTICES

9.01 Every person who by any means whatsoever becomes entitled to any share shall be bound by, and shall be deemed to have received, every notice or communication or document in respect thereof which, at any time prior to the time when the name and address of such person was entered in the share register as the holder thereof, has been duly given or sent to or deemed hereby to have been received by, his predecessor in title.

9.02 Any notice or other communication or document duly given or sent to any shareholder shall, notwithstanding such shareholder is then deceased and whether or not the corporation has notice thereof, be deemed to have been duly given or sent to and received by all persons, including his heirs and legal representatives, having any title to or interest in the shares registered in the name of such shareholder either as sole holder or as holder thereof jointly with others.

9.03 The signature to any notice or other communication or document to be given or sent by the corporation may be in whole or in part written, stamped, typewritten, printed or otherwise mechanically reproduced.

9.04 The accidental omission to give or send any notice or other communication or document to any shareholder, director or officer or the auditor, or the non-receipt of any notice or other communication or document by any shareholder, director or officer or the auditor or any error in any notice or other communication or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or other communication or document or otherwise founded thereon.

9.05 Any shareholder, director or officer or the auditor may waive any notice or other communication or document required to be given or sent by the articles or the by-laws or by the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or sending of such notice or other communication or document.

## PART 10

## PERIOD OF FINANCIAL YEAR

10.01 The financial year of the corporation shall terminate on such day in each year as the board shall from time to time determine.

## PART 11

## COMING INTO FORCE

11.01 This by-law shall come into force at, and be effective from, the time it is confirmed by the shareholders of the corporation.

## PART 12

## INTERPRETATION

12.01 Words which are defined in the statute at the time governing the affairs of the Corporation shall apply equally to this general by-law. As used herein, "Act" mean the statute at the time governing the affairs of the Corporation.

12.02 In this general by-law the singular includes the plural, the plural includes the singular and the masculine includes the feminine and, where applicable, the neuter.

12.03 Any reference herein to any statute or statutory provision shall extend to any amendment thereof or substitution therefor.

12.04 This general by-law is subordinate to, and should be read in conjunction with, the statute governing the affairs of the Corporation and the articles of the Corporation.

## PART 13

## REPEAL

13.01 By-law Numbers 1 to 7 inclusive, of the corporation are repealed effective when this by-law comes into force without prejudice to any action taken thereunder prior to such repeal.

MADE this 2nd day of May, 1985.

D.R. Derry
President

E.A. Tory
Secretary